EXHIBIT 10.6

NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT
AND UCC FINANCING STATEMENT FOR FIXTURE FILING

by

TOR MINERALS INTERNATIONAL, INC.

a Delaware corporation,
as Grantor,

to

PRLAP, INC.,

a Texas corporation,

as Trustee,

for the benefit of
BANK OF AMERICA, N.A.,

a national banking association,
as Beneficiary

This Instrument shall be effective as a

UNIFORM COMMERCIAL CODE FINANCING STATEMENT FILED AS A
FIXTURE FILING

By
Debtor:                         Tor Minerals International, Inc.

722 Burleson Street
P. O. Box 2544
Corpus Christi, Nueces County, Texas 78403

Attn:  Richard L. Bowers

To
Secured Party:              Bank of America, N.A.
                                    700 Louisiana Street, 7th Floor
                                    Houston, Texas 77002

                                    Attn:  Mark Montgomery

This Financing Statement covers goods described herein by item or type some or all of which are affixed or are to be affixed to the real property described in Exhibit A attached hereto.

Leasehold Deed of Trust

TABLE OF CONTENTS

SECTION 1. DEFINITIONS. 1

SECTION 2. GRANT OF LIEN; HABENDUM CLAUSE. 5

2.1       Grant of Lien; Habendum Clause. 5

2.2       Subrogation. 5

SECTION 3. WARRANTIES AND REPRESENTATIONS. 5

3.1       Lien of this Instrument 5

3.2       Litigation. 5

3.3       Acknowledgment by Grantor 5

3.4       Environmental 6

SECTION 4. AFFIRMATIVE COVENANTS. 6

4.1       Payment and Performance. 6

4.2       Payment of Impositions. 6

4.3       Repair 6

4.4       Insurance. 6

4.5       Restoration Following Casualty. 7

4.6       Defense of Title. 7

4.7       Future Impositions. 7

4.8       Environmental Indemnification. 8

4.9       Information About Mortgaged Property. 8

4.10     Further Assurances. 8

4.11     Appraisal 8

SECTION 5. NEGATIVE COVENANTS. 8

5.1       Use Violations. 8

5.2       Alterations. 9

5.3       Prohibition on Transfer 9

5.4       Replacement of Fixtures and Personalty. 9

5.5       No Further Encumbrances. 9

SECTION 6. DEFAULT AND FORECLOSURE. 9

6.1       Remedies. 9

6.2       Divestment of Rights, Tenant at Sufferance. 12

6.3       Separate Sales. 12

6.4       Remedies Cumulative, Concurrent, and Nonexclusive. 12

6.5       Release of and Resort to Collateral 13

6.6       Waiver of Redemption, Notice, and Marshaling of Assets. 13

6.7       Discontinuance of Proceedings. 13

6.8       Application of Proceeds, Deficiency Obligation. 13

6.9       Purchase by Beneficiary. 14

6.10     Disaffirmation of Contracts. 14

6.11     Deficiency Suit 14

SECTION 7. CONDEMNATION.. 15

i

SECTION 8. SECURITY AGREEMENT. 15

8.1       Security Interest 15

8.2       Financing Statements. 15

8.3       Uniform Commercial Code Remedies. 15

8.4       No Obligation of the Trustee or Beneficiary. 16

SECTION 9. CONCERNING THE TRUSTEE. 16

9.1       No Liability. 16

9.2       Retention of Monies. 16

9.3       Successor Trustee. 16

9.4       Succession Instruments. 16

9.5       Performance of Duties by Lenders. 17

SECTION 10. LEASEHOLD ESTATE. 17

10.1     Representations and Warranties. 17

10.2     Covenants. 17

10.3     Right of Beneficiary to Perform.. 18

10.4     Term of Mortgaged Lease. 18

10.5     No Merger of Estates. 18

10.6     Estoppel Certificates. 19

10.7     Anti-Assignment Provisions. 19

SECTION 11. MISCELLANEOUS. 19

11.1     Survival of Obligations. 19

11.2     Covenants Running with the Land. 19

11.3     Recording and Filing. 19

11.4     Notices. 20

11.5     No Waiver 20

11.6     Beneficiary's Right to Pay Indebtedness or Perform Obligations. 20

11.7     Limitation on Effectiveness of Lien. 20

11.8     Governing Law.. 21

11.9     Multiple Counterparts and Facsimile Signatures. 21

11.10   Arbitration; Waiver of Jury Trial. 21

11.11   Entirety. 22

Leasehold Deed of Trust                                                          ii

EXHIBITS

Exhibit A         Description of Land

Exhibit B         Permitted Encumbrances

1

leasehold DEED OF TRUST, SECURITY AGREEMENT
AND UCC FINANCING STATEMENT FOR FIXTURE FILING

STATE OF TEXAS                  §
                                                §
COUNTY OF NUECES           §

This LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT AND UCC FINANCING STATEMENT FOR FIXTURE FILING (as amended, restated, or supplemented, this "Deed of Trust") is executed as of December 13, 2005, by TOR MINERALS INTERNATIONAL, INC., a Delaware corporation ("Grantor"), to PRLAP, Inc., a Texas corporation, Trustee, and its successors in the trust hereby created (such Trustee and any successors in trust, the "Trustee") for the benefit of Bank of America, N.A., a national banking association ("Beneficiary").

SECTION 1.         DEFINITIONS

.  Unless otherwise defined in this Deed of Trust, or unless the context otherwise requires, each capitalized term used in this Deed of Trust shall have the meaning given such term in the Loan Agreement, as hereinafter defined.  As used in this Deed of Trust, the following terms shall have the following meanings:

Beneficiary means Bank of America, N.A., a national banking association, and its successors and assigns.

Debtor Relief Laws means Title 11 of the United States Code and all other applicable liquidation, conservatorship, bankruptcy, fraudulent transfer, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

Default means an "Event of Default" as defined in the Loan Agreement.

Fixtures means all materials, supplies, equipment, apparatus, and other items now or hereafter attached to, installed on or in the Land or the Improvements, or which in some fashion are deemed to be fixtures to the Land or Improvements under the laws of the State of Texas, including the Texas Business and Commerce Code, other than those owned by tenants under any Lease.  The term "Fixture" shall include, without limitation, all items of Personalty to the extent that the same may be deemed fixtures under applicable law or Legal Requirements.

Governmental Authority means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

Grantor means the above defined Grantor and any and all subsequent record or equitable owners of the Mortgaged Property.

Leasehold Deed of Trust                                                          1

Impositions means all real estate and personal property taxes; water, gas, sewer, electricity, and other utility rates and charges; charges for any easement, license, or agreement maintained for the benefit of the Mortgaged Property, and all other taxes, standby fees, charges, and assessments and any interest, costs, or penalties with respect thereto of any kind and or character whatsoever which at any time before or after the execution of this Deed of Trust may be assessed, levied, or imposed upon the Mortgaged Property or the ownership, use, occupancy, or enjoyment thereof.

Improvements means all buildings, structures, open parking areas, and other improvements, and any and all accessions, additions, replacements, substitutions, or alterations thereof or appurtenances thereto, now or at any time hereafter situated, placed, constructed, or renovated upon the Land or any part thereof.

Indebtedness means (a) the Obligation (as defined below), including, without limitation, amounts that would become due but for operation of any applicable provision of Title 11 of the United States Code (including 11 U.S.C. §§ 502 and 506), together with all pre- and post-maturity interest thereon, which shall include, without limitation, all post-petition interest if Grantor voluntarily or involuntarily files for bankruptcy protection, (b) all indebtedness, liabilities, and obligations of Grantor arising under this Deed of Trust, (c) interest accruing on, and reasonable attorneys' fees, court costs, and other costs of collection reasonably incurred in the collection or enforcement of, any of the indebtedness, liabilities, or obligations described in clauses (a) and (b) above, and (d) any and all renewals and extensions of, or amendments to, any of the indebtedness, liabilities, and obligations described in clauses (a) through (c) above, together with all funds hereafter advanced by Beneficiary to or for the benefit of Grantor as contemplated by any covenant or provision contained in any Loan Document including this Deed of Trust, it being contemplated that Grantor may hereafter become indebted to Beneficiary in further sum or sums.

Land means the real estate or any interest therein described in Exhibit A attached hereto and made a part hereof, together with all Improvements and Fixtures and all rights, titles, and interests appurtenant thereto.

Laws means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority (whether or not such orders, requests, licenses, authorizations, permits or agreements have the force of law).

Leases means any and all leases, subleases, licenses, concessions, or other agreements (written or oral, now or hereafter in effect) which grant a possessory interest in and to, or the right to extract from, mine, occupy, sell or use the Mortgaged Property, and all other agreements, including, but not limited to, utility contracts, maintenance agreements, and service contracts which in any way relate to the use, occupancy, operations, maintenance, enjoyment, or ownership of the Mortgaged Property, save and except any and all leases, subleases, or other agreements pursuant to which Grantor is granted a possessory interest in the Land.

Leasehold Deed of Trust                                                          2

Legal Requirements means (a) any and all present and future Laws in any way applicable to Grantor, or the Mortgaged Property, including but not limited to those respecting the ownership, use, occupancy, possession, operation, maintenance, alteration, repair, or reconstruction thereof, (b) Grantor's presently or subsequently effective organizational documents, (c) any and all Leases and other contracts (written or oral) of any nature to which Grantor may be bound, and (d) any and all restrictions, reservations, conditions, easements, or other covenants or agreements of record affecting the Mortgaged Property.

Lien means any lien (statutory or other), mortgage, security interest, financing statement, collateral assignment, pledge, assignment, charge, hypothecation, deposit arrangement or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing), or encumbrance of any kind, and any other right of or arrangement with any creditor (whether based on common law, constitutional provision, statute or contract) to have its claim satisfied out of any property or assets, or their proceeds, before the claims of the general creditors of the owner of the property or assets.

Mortgaged Lease means that (i) that certain lease agreement dated April 14, 1987, between the Port of Corpus Christi Authority of Nueces County, Texas, as lessor, and Grantor, as lessee (as amended by that certain Amendment of Leases dated July 11, 2000, that certain Second Amendment of Leases dated May 13, 2003, and that certain Third Amendment of Leases dated November 15, 2005), pursuant to which Grantor, as lessee, leases the portion of the Land more particularly described therein, and (ii) that certain lease agreement dated January 12, 1988, between the Port of Corpus Christi Authority of Nueces County, Texas, as lessor, and Grantor, as lessee (as amended by that certain Amendment of Leases dated July 11, 2000, that certain Second Amendment of Leases dated May 13, 2003, and that certain Third Amendment of Leases dated November 15, 2005), pursuant to which Grantor, as lessee, leases the portion of the Land more particularly described therein.

Mortgaged Property means the Land, Improvements, Fixtures, Personalty, Leases, and Rents, together with:

(a)                all rights, privileges, tenements, hereditaments, rights‑of‑way, easements, appendages, and appurtenances in anywise appertaining thereto, and all of Grantor's right, title and interest in and to any streets, ways, alleys, strips, or gores of land adjoining the Land or any part therein;

(b)                all betterments, accessions, additions, appurtenances, substitutions, replacements, and revisions thereof and thereto and all reversions and remainders therein; and

(c)                all other interest of every kind and character which Grantor now has or at anytime hereafter acquires in and to the above described and all property which is used or useful in connection therewith, including rights of ingress and egress, easements, licenses, and all reversionary rights or interests of Grantor with respect to such property.  To the extent permitted by applicable law and the Legal Requirements, all of the Personalty and Fixtures are to be deemed and held to be a part of and affixed to the Land.  The estate of Grantor in and to the Land and Improvements is a leasehold estate, and this conveyance includes all of the leasehold estate and interests of Grantor in and to the Land created by the Mortgaged Lease, together with any and all other, further or additional title, estates, interests, or rights which may at any time be acquired by Grantor, under the Mortgaged Lease or otherwise, in or to the Land.

As used in this Deed of Trust, the term "Mortgaged Property" is expressly defined as meaning all or any portion of the above and any interest therein.

Leasehold Deed of Trust                                                          3

Loan Agreement means that certain Second Amended and Restated Loan Agreement dated December 21, 2004, between Grantor and Beneficiary, as amended, supplemented, restated or otherwise modified from time to time.

Obligation means all present and future debt, liabilities and obligations (including the obligations under any Swap Contract), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, and all renewals, increases and extensions thereof, or any part thereof, now or in the future owed to Assignee by Assignor under any Loan Document, together with all interest accruing thereon, reasonable fees, costs and expenses payable under the Loan Documents or in connection with the enforcement of any rights under the Loan Documents, including interest and fees that accrue after the commencement by or against Assignee of any proceeding under any Debtor Relief Law naming such party as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

Permitted Encumbrances means (a) the Liens, easements, building lines, restrictions, security interests, and other matters (if any) as set out on attached Exhibit B and (b) the Liens in favor of Beneficiary.

Person means any individual, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, syndicate, Governmental Authority or other entity or organization of whatever nature.

Leasehold Deed of Trust                                                          4

Personalty means all of Grantor's right, title, and interest in and to all tangible and intangible personal property, whether or not Fixtures or otherwise constituting fixtures under the Texas Business and Commerce Code, including all equipment, inventory, goods, consumer goods, accounts, chattel paper, instruments, money, general intangibles, documents, minerals, crops, and timber (as those terms are defined in the Texas Business and Commerce Code) which are attached to, installed, placed or used on or in connection with, or is acquired for such attachment, installation, placement, or use, or which arises out of the improvement, financing, leasing, operation, or use of, the Land, the Improvements, Fixtures, or other goods located on the Land or Improvements, together with all additions, accessions, accessories, amendments, and modifications thereto, extensions, renewals, enlargements, and proceeds thereof, substitutions therefor, and income and profits therefrom.  The following are included, without limitation, in the definition of Personalty: furnishings, building materials, supplies, machines, engines, boilers, stokers, pumps, fans, vents, blowers, dynamos, furnaces, elevators, ducts, shafts, pipes, furniture cabinets, shades, blinds, screens; plumbing, heating, air conditioning, lighting, lifting, ventilating, refrigerating, cooking, medical, laundry and incinerating equipment; partitions, drapes, carpets, rugs and other floor coverings, and awnings; call and sprinkler systems, fire prevention and extinguishing apparatus and equipment, water tanks, compressors, vacuum cleaning systems; disposals, swimming pools, dishwashers, ranges, ovens, kitchen equipment, and cafeteria equipment; recreational equipment; loan commitments, financing arrangements, bonds, leases, licenses, permits, sales contracts, insurance policies, and the proceeds therefrom, plans and specifications, surveys, rent rolls, books and records, funds, bank deposits; all trademarks, service marks, trade names, and symbols used in connection therewith; any award, remuneration, settlement, or compensation heretofore made or hereafter to be made by any Tribunal to Grantor, including those for any vacation of or change of grade in any streets affecting the Land or the Improvements; all plans and specifications for the Improvements; all contracts and subcontracts relating to the Improvements; all deposits (including tenants' security deposits), funds, accounts, contract rights or documents; arising from or by virtue of any transactions involving an interest in the property described herein; all permits, licenses, franchises, certificates, and other rights and privileges obtained in connection with the property described herein; all proceeds arising from or by virtue of the sale, lease, or other disposal of all or any part of the Mortgaged Property (consent to same not granted or to be implied hereby); and all proceeds (including premium refunds) payable or to be payable under each policy of insurance relating to the Mortgaged Property.

Rents means all of the rents, revenues, income, proceeds, royalties, profits, and other benefits paid or payable for using, leasing, licensing, possessing, operating from or in, residing in, selling, mining, extracting, or otherwise enjoying or using the Mortgaged Property.

SECTION 2.         GRANT OF LIEN; HABENDUM CLAUSE.

2.1               Grant of Lien; Habendum Clause

.  To secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of Grantor's obligations under this Deed of Trust, Grantor has GRANTED, BARGAINED, SOLD, and CONVEYED, and by these presents does GRANT, BARGAIN, SELL, and CONVEY unto the Trustee the Mortgaged Property, subject to the Permitted Encumbrances, TO HAVE AND TO HOLD the Mortgaged Property unto the Trustee, the Trustee's successors in trust, and the Trustee's assigns forever, in trust with power of sale, and Grantor does hereby bind itself, its successors, legal representatives, and assigns to warrant and forever defend the title to the Mortgaged Property unto the Trustee against every Person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Grantor, but not otherwise; provided that, if the Indebtedness has been irrevocably paid in full and the Beneficiary's commitment to lend under the Loan Agreement has finally terminated, then the Liens, security interests, estates, and rights granted in this Deed of Trust shall terminate; otherwise the same shall remain in full force and effect.

2.2               Subrogation

.  The Trustee and Beneficiary are hereby subrogated to the claims and liens of all parties whose claims or liens are fully or partially discharged or paid with the proceeds of the Indebtedness secured by this Deed of Trust, notwithstanding that such claims or liens may have been cancelled and satisfied of record.

SECTION 3.         WARRANTIES AND REPRESENTATIONS

.  Grantor acknowledges that certain representations and warranties in the Loan Agreement are applicable to it and confirms that each such representation and warranty is true and correct.  Furthermore, Grantor hereby unconditionally warrants and represents to the Beneficiaries as follows:

3.1               Lien of this Instrument

.  This Deed of Trust constitutes a valid, subsisting lien on the Land, the Improvements, and the Fixtures, and a valid, subsisting security interest in and to the Personalty.

3.2               Litigation

.  There are no actions, suits, or proceedings pending or, to the knowledge of Grantor, threatened against or affecting the Mortgaged Property or involving the validity or enforceability of this Deed of Trust or the priority of the lien and security interest hereof.

3.3               Acknowledgment by Grantor

Leasehold Deed of Trust                                                          5

.  Grantor acknowledges that the execution and delivery of this Deed of Trust is a requirement to Beneficiary's extension of credit to Grantor under the Loan Agreement and is an integral part of the transactions contemplated by the Loan Documents and is a condition precedent to the effectiveness of the Loan Agreement.

3.4               Environmental

.  In addition to the representations set out above, Grantor expressly incorporates into this Deed of Trust, and restates, the representation set forth in Section 3.J of the Loan Agreement.

SECTION 4.         AFFIRMATIVE COVENANTS

.  Grantor acknowledges that certain covenants in the Loan Agreement are applicable to it and Grantor covenants and agrees to comply with each of them.  Furthermore, Grantor hereby unconditionally covenants and agrees with Beneficiary as follows, until the entire Indebtedness is paid and performed in full and the Beneficiary's commitment to lend under the Loan Agreement is finally terminated:

4.1               Payment and Performance

.  Grantor will pay the Indebtedness as and when called for in the Loan Documents and will perform all of its obligations under this Deed of Trust on or before the dates they are to be performed.

4.2               Payment of Impositions

.  Grantor will pay and discharge, or cause to be paid and discharged, the Impositions and Grantor's obligations to materialmen, mechanics, carriers, warehousemen, or other like Persons as and when required to be paid pursuant to the terms of the Loan Agreement unless contested in good faith by appropriate proceedings.

4.3               Repair

.  Grantor will keep the Mortgaged Property in good order and condition and presenting a good appearance and will make all repairs and replacements, renewals, additions, betterments, improvements and alterations thereof and thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, which are necessary or reasonably appropriate to keep same in such order and condition.  Grantor will also use its best efforts to prevent any act or occurrence which might materially impair the value or usefulness of the Mortgaged Property for its intended usages as set forth in any plans and specifications for the Improvements submitted to Beneficiary or in the Loan Documents.  In instances where repairs, replacements, renewals, additions, betterments, improvements, or alterations are required in and to the Mortgaged Property on an emergency basis to prevent loss, damage, waste or destruction thereof, Grantor shall proceed to construct same, or cause same to be constructed, notwithstanding anything to the contrary contained in Section 5.2 below; provided that, in instances where such emergency measures are to be taken, Grantor will promptly notify Beneficiary in writing of the commencement of such emergency measures and, when same are completed, the completion date and the measures actually taken.

4.4               Insurance

Leasehold Deed of Trust                                                          6

.  In addition to the requirements of Section 4.E of the Loan Agreement, Grantor shall obtain and maintain insurance upon and relating to the Mortgaged Property insuring against personal injury and death, loss by fire and such other hazards, casualties, and contingencies (including but not limited to fire, lightning, hail, windstorm, explosion, malicious mischief, vandalism, and rent loss or extra expense insurance covering loss of Rents) as are covered by extended coverage policies in effect where the Land is located and such other risks as may be reasonably specified by Beneficiary from time to time, all in such amounts and with such insurers of recognized responsibility as are reasonably acceptable to Beneficiary; provided that, absent written direction from Beneficiary, such insurance shall be in an amount not less than the full insurable replacement value of the Mortgaged Property.  If, and to the extent that the Mortgaged Property is located within an area that has been or is hereafter designated or identified as an area having any type of flood, mudslide, or flood-related erosion hazard by the Federal Emergency Management Agency or by such other official as shall from time to time be authorized by federal or state law to make such designation pursuant to the National Flood Insurance Act of 1968, as such act may from time to time be amended and in effect, or pursuant to any other national or state program of flood insurance, Grantor shall carry flood insurance with respect to the Mortgaged Property in an amount not less than the maximum amount available under the Flood Disaster Protection Act of 1973 and the regulations issued pursuant thereto, as amended from time to time, in form complying with the "insurance purchase" requirement of that Act.  Each insurance policy issued in connection with the Mortgaged Property shall provide, by way of endorsements, riders, or otherwise, that proceeds will be payable to Beneficiary as its interest may appear and should be cancelable only after Beneficiary is given thirty (30) days written notice of such cancellation.  All renewal and substitute policies of insurance or certified copies thereof shall be delivered at the office of Beneficiary, premiums then due and payable paid, at least fifteen (15) days before termination of policies theretofore delivered to Beneficiary.  Beneficiary shall have the right, but not the obligation, to make premium payments, at Grantor's expense, to prevent any cancellation, endorsement, alteration or reissuance, and such payments shall be accepted by the insurer to prevent same.

4.5               Restoration Following Casualty

.  If any act or occurrence of any kind or nature (including any casualty for which insurance was not obtained or obtainable) shall result in damage to or loss or destruction of the Mortgaged Property, Grantor shall give notice thereof to Beneficiary.  If any of the Mortgaged Property covered by insurance is destroyed or damaged by any casualty against which insurance shall have been required hereunder, the Beneficiary shall have the right to collect, and the Grantor hereby assigns to Beneficiary, any an all monies that may become payable under any insurance policies required hereunder by reason of damage to, or loss or destruction of the Mortgaged Property or any part thereof.  Beneficiary may apply said monies, or any part thereof, to the Obligation in the order and manner in its sole discretion.

4.6               Defense of Title

.  If the title of the Trustee to, or the interest of Beneficiary in, the Mortgaged Property or any part thereof, shall be endangered or shall be attacked, directly or indirectly, Grantor shall, at Grantor's expense, take all necessary and proper steps for the defense of such title or interest, including the employment of counsel, the prosecution or defense of litigation, and the compromise or discharge of claims made against such title or interest in the Mortgaged Property.  In the event of Grantor's failure or inability to proceed initially as provided above, the Trustee and Beneficiary or either of them (whether or not named as parties to legal proceedings with respect thereto) are hereby authorized and empowered to take, at Grantor's expense, such additional steps as in their reasonable judgment may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Deed of Trust and the rights, titles, liens and security interests created or evidenced hereby.

4.7               Future Impositions

Leasehold Deed of Trust                                                          7

.  If at any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Deed of Trust or upon any rights, titles, liens, or security interests created hereby, or any part thereof, Grantor shall promptly pay all such taxes to the extent it can lawfully do so.  In the event of the enactment of such a law, if it is unlawful for Grantor to pay such taxes, payment of such tax shall be deemed an obligation which Beneficiary may pay pursuant to Section 10.6 of this Deed of Trust.

4.8               Environmental Indemnification

.  In addition to the covenants set out in Sections 4 and 5 of this Deed of Trust, Grantor expressly incorporates into this Deed of Trust, and restates, the indemnification set forth in Section 10.L of the Loan Agreement.

4.9               Information About Mortgaged Property

.  Grantor will maintain at its chief executive office, a current record of the location of all Mortgaged Property, and furnish to Beneficiary, at such intervals as Beneficiary may reasonably request, lists, descriptions, and other information as may be necessary or proper to keep Beneficiary informed with respect to the identity, location, status, condition and value of the Mortgaged Property.  Grantor will promptly notify Beneficiary of any change in any material fact or circumstance represented or warranted by Grantor with respect to any of the Mortgaged Property, or any material claim, action or proceeding affecting title to any of the Mortgaged Property.

4.10            Further Assurances

. Grantor will from time to time promptly execute and deliver to Beneficiary all such other assignments, certificates, supplemental documents, and financing statements, and do all other acts or things as Beneficiary may reasonably request in order to more fully create, evidence, perfect, continue and preserve the priority of the Lien created by this Deed of Trust.

4.11            Appraisal

.  Grantor shall be liable for the costs, fees, and expenses relating to (a) the appraisal of the Mortgaged Property to be delivered prior to the date of this Deed of Trust, (b) one additional appraisal of the Mortgaged Property if required by Beneficiary in its reasonable judgment and in accordance with its customary practices prior to full and complete payment of the Indebtedness, and (c) any appraisal of the Mortgaged Property as may be required by government regulators or auditors or the Beneficiary's internal policies.  Grantor is required to reimburse Beneficiary for the cost and expense of any appraisal obtained in connection with this Deed of Trust.  Such reimbursement shall be due within ten (10) days after Beneficiary's written request for reimbursement.

SECTION 5.         NEGATIVE COVENANTS

.  Grantor acknowledges that certain covenants in the Loan Agreement are applicable to it and covenants and agrees to comply with each of them.  Furthermore, Grantor hereby covenants and agrees that, until the entire Indebtedness is paid in full and the Beneficiary's commitment to lend under the Loan Agreement is finally terminated:

5.1               Use Violations

Leasehold Deed of Trust                                                          8

.  Grantor will not use, maintain, operate, or occupy, or allow the use, maintenance, operation, or occupancy of the Mortgaged Property in any manner which, in case of any of the following would constitute a Material Adverse Event, (a) violates any Legal Requirement, (b) may be dangerous unless safeguarded as required by law, or (c) constitutes a public or private nuisance.

5.2               Alterations

.  Grantor will not commit or permit any waste of the Mortgaged Property that would constitute a Material Adverse Event on its value as security for the Indebtedness and will not (subject to the provisions of Section 4.3 herein), without the advance written notice to Beneficiary, make or permit to be made any alterations or additions to the Mortgaged Property of a material nature.

5.3               Prohibition on Transfer

.  Grantor will not sell, trade, transfer, assign, exchange, or otherwise dispose of any of the Mortgaged Property.

5.4               Replacement of Fixtures and Personalty

.  Grantor will not, without Beneficiary's prior written consent, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is replaced by an article of equal suitability and value, owned by Grantor, free and clear of any lien or security interest except such as may be first approved in writing by Beneficiary or any Permitted Encumbrance.

5.5               No Further Encumbrances

.  Grantor will not, without Beneficiary's prior written consent, create, place, suffer, or permit to be created or placed or, through any act or failure to act, acquiesce in the placing of or allow to remain, any mortgage, pledge, lien (statutory, constitutional, or contractual), security interest, encumbrance, or charge on, or conditional sale or other title retention agreement, regardless of whether same are expressly subordinate to the liens of the Loan Documents, with respect to the Mortgaged Property, other than the Permitted Encumbrances.

SECTION 6.         DEFAULT AND FORECLOSURE.

6.1               Remedies

.  If a Default occurs and is continuing, Beneficiary may, in accordance with the Loan Agreement, by and through the Trustee or otherwise, exercise any or all of the following rights, remedies and recourses to the extent permitted by applicable Law:

(a)                Declare the Indebtedness immediately due and payable in accordance with the terms of the Loan Agreement whereupon the same shall become immediately due and payable.  Except as expressly provided in the Loan Agreement, Grantor expressly waives any notice of intent to accelerate, notice of acceleration, or any other notice, presentment, protest, demand or action of any kind or nature whatsoever.

Leasehold Deed of Trust                                                          9

(b)                Enter upon the Mortgaged Property and take exclusive possession thereof and of all books, records, and accounts relating thereto without notice and without being guilty of trespass.  If Grantor remains in possession of all or any part of the Mortgaged Property, and without Beneficiary's prior written consent thereto, Beneficiary may, without notice to Grantor, invoke any and all legal remedies to dispossess Grantor, including specifically one or more actions for forcible entry and detainer, trespass to try title, and writ of restitution.  Nothing contained in the foregoing sentence shall, however, be construed to impose any greater obligation or any prerequisites to acquiring possession of the Mortgaged Property after a Default than would have existed in the absence of such sentence.

(c)                Hold, lease, manage, operate, or otherwise use or permit the use of the Mortgaged Property, either itself or by other persons, firms or entities, in such manner, for such time and upon such other terms as Beneficiary may deem to be prudent and reasonable under the circumstances (making such repairs thereto and taking any and all other action with reference thereto, from time to time, as Beneficiary shall deem reasonably necessary for the purpose of maintaining the Mortgaged Property in its then current condition but not making any material capital improvements thereto) and apply all Rents and other amounts collected by the Trustee in connection therewith in accordance with the provisions of Section 6.8 of this Deed of Trust.

(d)                Request the Trustee to proceed with foreclosure.  Upon the request, the Trustee is authorized and empowered, and it shall be his special duty, to sell or offer for sale the Mortgaged Property.  The Mortgaged Property shall be sold at public auction to the highest bidder for cash or other consideration approved by Beneficiary.  The Mortgaged Property may be sold or offered for sale in such order and in such portions or parcels as Beneficiary may determine whether or not such portions or parcels are contiguous, with or without having first taken possession of same, and without the necessity of having any Personalty present at such sale. The sale shall be conducted at the county courthouse in the county where the Land is located, at the area of the county courthouse designated by the Commissioner's Court of such county as the area in which foreclosure sales are to take place, as evidenced by the designation recorded in the real property records of such county and, if no area is so designated, then in the area designated in the Trustee's, or Substitute Trustee's, Notice of Sale as being the area for such foreclosure sale.  If the Land, or any portion thereof to be sold, is located in more than one county, the sale may occur at the designated area of the county courthouse in any county in which the Land is located.  The foreclosure sale shall take place on the first Tuesday of any month between the hours of 10:00 a.m. and 4:00 p.m.  When conducting the sale, the Trustee may adjourn and reconvene as often as Trustee deems appropriate.  Notice of the sale must be given at least twenty‑one (21) days before the date of the sale.  The Notice of sale must include a statement of the earliest time at which the sale will occur and the sale must begin at that time or not later than three (3) hours after that time.  Notice of the sale must be given:

(i)                  by posting or causing to be posted at the courthouse door of each county in which the Land (or any portion to be sold) is located a written or printed notice designating the county in which the Mortgaged Property will be sold, and

(ii)                by filing in the office of the county clerk of each county in which the Land (or any portion to be sold) is located a copy of the notice, and

(iii)               by certified mail on each debtor who, according to the records of Beneficiary or other holder of the Indebtedness, is obligated to pay the Indebtedness secured by this Deed of Trust.

Leasehold Deed of Trust                                                         10

Notice may be served, given, filed, posted, or mailed by the Trustee or by any person acting for the Trustee.  The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service.  Beneficiary may, at its option, accomplish all or any of the aforesaid in the manner permitted or required under (i) Section 51.002 of the Texas Property Code, as amended and restated, relating to the sale of real property under a power of sale or, (ii) with respect to the Personalty sold separately from the rest of the Mortgaged Property, Chapter 9 of the Texas Business and Commerce Code relating to the sale of collateral after default by a debtor or by any other amendment or successor to either statute.  Nothing contained in this Section 6.1(d) shall be construed to limit in any way the Trustee's rights to sell the Personalty by private sale if, and to the extent that, such private sale is permitted under the laws of the State of Texas or by public or private sale after entry of a judgment by any court of competent jurisdiction ordering same.  At any sale of the Mortgaged Property whether made under the power of sale contained in this Deed of Trust, Section 51.002 of the Texas Property Code, Chapter 9 of the Texas Business and Commerce Code, any other Legal Requirement, or by virtue of any judicial proceedings or any other legal right, remedy, or recourse,

(iv)              the Trustee need not have the Mortgaged Property physically present or have constructive possession of the Mortgaged Property; provided that, the title to and right of possession of any such Mortgaged Property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale;

(v)                each conveyance instrument executed by the Trustee shall contain a special warranty of title binding upon Grantor;

(vi)              each and every recital contained in any conveyance instrument executed by the Trustee shall constitute prima facie evidence of the truth and accuracy of the matters recited therein including, without limitation, appointment of any successor Trustee hereunder, nonpayment of the Indebtedness, notice, filing, posting, and conduct of the sale in the manner provided herein and by law;

(vii)             all prerequisites to the validity of the sale shall be rebuttably presumed to have been performed;

(viii)           the receipt from the Trustee, or such other party or officer conducting the sale, shall be sufficient to discharge the purchaser for his purchase money, and no purchaser or his assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication, or non‑application thereof;

(ix)              Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, and demand whatsoever, either at law or in equity, in and to the property sold, and such sale shall be a perpetual bar both at law and in equity against Grantor and against all other persons claiming or to claim the property sold or any part thereof by, through or under Grantor; and

(x)                Beneficiary may be a purchaser at any such sale and may credit the bid against the Indebtedness.

Leasehold Deed of Trust                                                         11

(e)                Beneficiary or the Trustee may make application to a court of competent jurisdiction, as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, for appointment of a receiver of the Mortgaged Property.  Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to sell, rent, maintain, and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply the Rents in accordance with the provisions of Section 6.8 in this Deed of Trust.

(f)                 Pursuant to Section 21.48A of the Texas Insurance Code, in the event Beneficiary is the successful bidder at a foreclosure sale of all or any part of the Mortgaged Property, it shall have the right to cancel any insurance policy covering the property foreclosed upon and collect any unearned premiums from said policy.

(g)                Exercise any and all other rights, remedies, and recourses granted under the Loan Documents or now or hereafter existing in equity, at law, by virtue of statute, or otherwise.

6.2               Divestment of Rights, Tenant at Sufferance

.  After sale of the Mortgaged Property, or any portion thereof, Grantor shall be divested of any and all interest and claim thereto, including any interest or claim to all insurance policies, bonds, loan commitments, contracts, and other intangible property covered by this Deed of Trust.  Additionally, with respect to the Land, Improvements, Fixtures, and Personalty, after a sale of all or any portion thereof, Grantor will be considered a tenant at sufferance of the purchaser of the same, and said purchaser shall be entitled to immediate possession thereof, and if Grantor shall fail to vacate the Mortgaged Property immediately, said purchaser may and shall have the right, without further notice to Grantor, to go into any justice court in any precinct or county in which the Land and Improvements are located and file an action in forcible entry and detainer or forcible detainer, which action shall lie against Grantor or its assigns or legal representatives as a tenant at sufferance.

6.3               Separate Sales

.  If a Default occurs and is continuing, the Trustee may sell all or any portion of the Mortgaged Property together or in lots or parcels and in such manner and order as the Trustee, in its sole discretion, may elect.  The sale or sales by the Trustee of less than the whole of the Mortgaged Property shall not exhaust the power of sale granted in this Deed of Trust, and the Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Mortgaged Property shall be sold; and if the proceeds of such sale or sales of less than the whole of such Mortgaged Property shall be less than the aggregate of the Indebtedness and the expense of executing this trust, this Deed of Trust and the lien, security interest and assignment hereof shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale or sales had been made; provided that, Grantor shall never have any right to require the sale or sales of less than the whole of the Mortgaged Property, but Beneficiary shall have the right, at its sole election, to request the Trustee to sell less than the whole of the Mortgaged Property.  As among the various counties in which items of the Mortgaged Property may be situated, sales in such counties may be conducted in any order that the Trustee may deem expedient; and any one or more of such sales may be conducted in the same month, or in successive or different months, as the Trustee may deem expedient.  If Default occurs as to nonpayment of part of the Indebtedness, Beneficiary shall have the option to proceed as if under a full foreclosure, conducting the sale as herein provided without declaring the entire Indebtedness due, and if sale is made because of default of an installment, or a part of an installment, such sale may be made subject to the unmatured part of the Indebtedness; and such sale, if so made, shall not in any manner affect the unmatured part of the Indebtedness but as to such unmatured part, this Deed of Trust shall remain in full force and effect as though no sale had been made under the provisions of this Deed of Trust.  Any number of sales may be made under this Deed of Trust without exhausting the right of sale for any unmatured part of the Indebtedness secured hereby.

6.4               Remedies Cumulative, Concurrent, and Nonexclusive

Leasehold Deed of Trust                                                         12

.  The Trustee and Beneficiary shall have all rights, remedies, and recourses granted in the Loan Documents and available at law or equity (including specifically those granted by the Texas Business and Commerce Code, as amended but taking into account the provisions of the Loan Agreement) and same (a) shall be cumulative and concurrent; (b) may be pursued separately, successively, or concurrently against Grantor or others obligated under the Loan Agreement, or against the Mortgaged Property, or against any one or more of them at the sole discretion of Beneficiary; (c) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; and (d) are intended to be, and shall be, nonexclusive.

6.5               Release of and Resort to Collateral

.  Any part of the Mortgaged Property may be released by Beneficiary in accordance with the Loan Agreement without affecting, subordinating, or releasing the lien, security interest, and assignment hereof against the remainder of the Mortgaged Property.  The lien, security interest, and other rights granted hereby shall not affect or be affected by any other security taken for the Indebtedness or any part thereof.  The taking of additional security or the rearrangement, extension, or renewal of the Indebtedness, or any part thereof, shall not release or impair the lien, security interest, and other rights granted hereby or affect the liability of any endorser, guarantor, or surety or, except as may be provided in the Subordination Agreement, improve the right of any permitted junior lienholder; and this Deed of Trust, as well as any instrument given to secure any rearrangement, renewal, or extension of the Indebtedness secured hereby, or any part thereof, shall be and remain a first and prior lien, except as otherwise provided herein, on all of the Mortgaged Property not expressly released until the Indebtedness is completely paid.

6.6               Waiver of Redemption, Notice, and Marshaling of Assets

.  To the fullest extent permitted by Law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefits that might accrue to Grantor by any present or future laws exempting the Mortgaged Property from attachment, levy, or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption, or extension of time for payment, (b) except as may be provided for under the terms hereof or the other Loan Documents, all notices of any Default or of Beneficiary's or the Trustee's election to exercise or the actual exercise of any right, remedy, or recourse provided for under the Loan Documents, (c) any right to appraisal or marshaling of assets or a sale in inverse order of alienation, (d) the exemption of homestead, and (e) the administration of estates of decedents or other matters whatever to defeat, reduce, or affect the right of Beneficiary under the terms of this Deed of Trust to sell the Mortgaged Property for the collection of the Indebtedness secured hereby (without any prior or different resort for collection) or the right of Beneficiary under the terms of this Deed of Trust, to the payment of the Indebtedness out of the proceeds of sale of the Mortgaged Property in preference to every other person and claimant whatever (only reasonable expenses of such sale being first deducted).

6.7               Discontinuance of Proceedings

.  In case Beneficiary shall have proceeded to invoke any right, remedy, or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Beneficiary shall have the unqualified right so to do, and, in such event, Grantor and Beneficiary shall be restored to their former positions with respect to the Indebtedness, the Loan Documents, the Mortgaged Property, and otherwise and the rights, remedies, recourses, and power of Beneficiary shall continue as if same had never been invoked.

Leasehold Deed of Trust                                                         13

6.8               Application of Proceeds, Deficiency Obligation

.  The proceeds of any sale of, and the Rents and other income generated by the holding, leasing, operating, or other use of, the Mortgaged Property to the extent that funds are so available therefrom shall be applied among principal, interest, fees, expenses, late charges, collection costs, and other charges, costs and expenses, for which Beneficiary has not been paid or reimbursed under the Loan Documents at the sole discretion of Beneficiary (or the receiver, if one is appointed), with any surplus to be paid, at the option of Beneficiary to the payment of any indebtedness or obligation secured by a subordinate deed of trust or security interest on the Mortgaged Property or to Grantor.  Any other party liable on the Indebtedness shall be liable for any deficiency remaining in the Indebtedness subsequent to the sale referenced in this Section 6.8.

6.9               Purchase by Beneficiary

.  To the extent permitted by Law, Beneficiary shall have the right to become the purchaser at the sale of the Mortgaged Property under this Deed of Trust and shall have the right to be credited on the amount of its bid for the Mortgaged Property or any part thereof being sold, all of the Indebtedness due and owing as of the date of such sale.

6.10            Disaffirmation of Contracts

.  To the extent permitted by Law, the purchaser at any Trustee's or foreclosure sale hereunder may disaffirm any easement granted or rental, lease, or other contract made in violation of any provision of this Deed of Trust or the Loan Agreement and may take immediate possession of the Mortgaged Property free from, and despite the terms of, such grant of easement or rental, lease, or other contract.  With respect to any Lease of real property submitted to and approved by Beneficiary, Beneficiary agrees that the holding of a foreclosure sale or conveyance in lieu thereof by it shall not terminate such Lease nor the rights and obligations of a lessee thereunder, so long as such lessee continues to perform all of its obligations thereunder, including, without limitation, the payment of all rental payments thereunder.

6.11            Deficiency Suit

.  In the event an interest in any of the Mortgaged Property is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Grantor unconditionally and irrevocably waives any rights, defenses or remedies it may have under Sections 51.003 through 51.005 of the Texas Property Code, as amended, relating to deficiency judgments.  In the event the waiver provided above is determined to be unenforceable, it is expressly agreed by Grantor that to the extent Sections 51.003, 51.004 or 51.005 of the Texas Property Code, or any amendment thereto, requires that the "fair market value" of the Mortgaged Property shall be determined as of the foreclosure date in order to enforce a deficiency against Grantor or any other party liable for repayment of the Indebtedness, the term "fair market value" shall include those matters required by Law and, to the extent permitted by Law, shall also include the additional factors set forth below:

(a)                the Mortgaged Property is to be valued "AS IS" and "WITH ALL FAULTS" and there shall be no assumption of restoration of or refurbishment of improvements, if any, after the date of the foreclosure;

(b)                there shall be an assumption that the purchaser desires to resell the Mortgaged Property for an all cash sales price promptly (but no later than 12 months) after the foreclosure sale;

Leasehold Deed of Trust                                                         14

(c)                an offset to the fair market value of the Mortgaged Property, as determined hereunder, shall be made by deducting from such value the reasonable estimated closing costs relating to the sale of the Mortgaged Property, including but not limited to, brokerage commissions, title policy expenses, tax prorations, escrow fees, and other common charges which are incurred by a seller of property; and

(d)                after consideration of the factors required by Law and those required above, an additional discount factor shall be calculated based upon the estimated holding costs associated with maintaining the Mortgaged Property for the estimated time it will take to effectuate a sale of the Mortgaged Property including, without limitation, utility expenses, taxes and assessments (to the extent not accounted for in (c) above) so that the "fair market value" as so determined is discounted to be as of the date of the foreclosure sale of the Mortgaged Property.

SECTION 7.         CONDEMNATION

.  If the Mortgaged Property, or any part thereof, shall be condemned or otherwise taken for public or quasi‑public use under the power of eminent domain, or be transferred in lieu thereof, all damages or other amounts awarded for the taking, or injury to, the Mortgaged Property shall be paid to Beneficiary, who shall have the right, in its sole discretion, to apply the amounts so received against (a) the costs and expenses of Beneficiary, including reasonable attorney's fees incurred in connection with collection of such amounts and (b) the balance against the Obligation in the order and manner in its sole discretion.

SECTION 8.         SECURITY AGREEMENT.

8.1               Security Interest

.  This Deed of Trust shall be construed as a Deed of Trust on real property and it shall also constitute and serve as a security agreement on personal property within the meaning of, and shall constitute until the grant of this Deed of Trust shall terminate as provided in Section 2 hereof, a first and prior security interest under Chapter 9 of the Texas Business and Commerce Code (subject only to the Permitted Encumbrances) with respect to the Personalty and Fixtures.  Grantor has granted, bargained, conveyed, assigned, transferred, and set over, and by these presents does grant, bargain, convey, assign, transfer, and set over unto Beneficiary a first and prior security interest (subject only to the Permitted Encumbrances) in and to all of Grantor's right, title, and interest in, to, and under the Personalty and Fixtures to secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Grantor's obligations under this Deed of Trust.

8.2               Financing Statements

.  Grantor hereby authorizes Beneficiary to file, and if Beneficiary or Trustee deems necessary, Grantor shall execute and deliver to Beneficiary, in form and substance reasonably satisfactory to it and its legal counsel, such financing statements and such further assurances as Beneficiary may, from time to time, consider reasonably necessary to create, perfect, and preserve the security interest herein granted, and Beneficiary may cause such statements and assurances to be recorded and filed at such times and places as may be required or appropriate by law to so create, perfect, and preserve such security interest.  Pursuant to the Texas Business and Commerce Code, this Deed of Trust shall be effective as a financing statement filed as a fixture filing from the date of its filing for record covering the Fixtures and Personalty.  The addresses of Grantor, as Debtor, and Beneficiary, as Secured Party, are set forth on the cover page of this Deed of Trust.

8.3               Uniform Commercial Code Remedies

Leasehold Deed of Trust                                                         15

.  The Trustee and Beneficiary shall have all the rights, remedies, and recourses with respect to the Personalty, Fixtures, Leases, and Rents afforded a secured party by the Texas Business and Commerce Code in addition to, and not in limitation of, the other rights, remedies and recourses afforded by the Loan Documents and at law.

8.4               No Obligation of the Trustee or Beneficiary

.  The assignment and security interest herein granted shall not be construed to (a) deem or constitute the Trustee or Beneficiary, as trustees in possession of the Mortgaged Property, (b) obligate the Trustee or Beneficiary to operate or attempt to operate the Mortgaged Property or (c) obligate the Trustee or Beneficiary to take any action, incur any expenses, or perform or discharge any obligation, duty, or liability whatsoever under any of the Leases or otherwise.

SECTION 9.         CONCERNING THE TRUSTEE.

9.1               No Liability

.  The Trustee shall not be liable for any error or judgment or act done by the Trustee or be otherwise responsible or accountable under any circumstances whatsoever other than his own gross negligence, willful misconduct, violation of Law or fraud.  The Trustee shall not be personally liable for any damages resulting from entry on the Mortgaged Property by the Trustee or anyone acting by virtue of the powers granted the Trustee under this Deed of Trust, or for debts contracted or liability or damages incurred in the management or operation of the Mortgaged Property.  The Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by him hereunder and believed by him in good faith to be genuine.  The Trustee shall be entitled to reimbursement for reasonable expenses incurred by him in the performance of the Trustee's duties under this Deed of Trust and to reasonable compensation for services rendered under this Deed of Trust.  Grantor will, from time to time, reimburse the Trustee for and save and hold the Trustee harmless from and against any and all loss, cost, liability, damage and expense whatsoever incurred by him in the performance of the Trustee's duties other than those arising from his own gross negligence, willful misconduct, violation of Law or fraud.

9.2               Retention of Monies

.  All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other monies (except to the extent required by law), and the Trustee shall be under no liability for interest on any monies received hereunder.

9.3               Successor Trustee

.  The Trustee may resign by the giving of notice of such resignation in writing to Beneficiary.  If the Trustee shall die, resign, or become disqualified from acting in the execution of this Trust or shall fail or refuse to exercise the same when requested by Beneficiary so to do or if for any reason and without cause Beneficiary shall prefer to appoint a substitute trustee to act instead of the original Trustee named herein, or any prior successor or substitute trustee, Beneficiary shall have full power to appoint a substitute trustee and, if preferred, several substitute trustees in succession who shall succeed to all the estate, rights, powers and duties of the forenamed Trustee without other formality than designating the successor or substitute Trustee in writing.

9.4               Succession Instruments

Leasehold Deed of Trust                                                         16

.  Any new Trustee appointed pursuant to any of the provisions of this Deed of Trust shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his or her predecessor in the rights hereunder with like effect as if originally named as the Trustee herein; but, nevertheless, upon the written request of Beneficiary, or any acting successor trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor trustee, upon the trust herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer, and deliver any of the property and monies held by the Trustee to the successor trustee so appointed.

9.5               Performance of Duties by Lenders

.  The Trustee may authorize one or more parties to act on his behalf to perform any ministerial functions required of him hereunder, including, without limitation, the transmittal, posting and filing of any notices.

SECTION 10.      LEASEHOLD ESTATE.

10.1            Representations and Warranties

.  The Mortgaged Property is a leasehold estate and Grantor hereby warrants and represents as follows with respect to the Mortgaged Lease:

(a)                The Mortgaged Lease is in full force and effect, unmodified by any writing or otherwise, except as has been specifically disclosed to Beneficiary.

(b)                All rent, additional rent, and other charges reserved therein have been paid to the extent they are payable to the date hereof.

(c)                Grantor enjoys the quiet and peaceful possession of the property demised thereby.

(d)                Grantor is not in material default under any of the terms of the Mortgaged Lease, and, to the best of Grantor's knowledge, there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default under the Mortgaged Lease.

(e)                To the best of Grantor's knowledge all lessors and sublessors (collectively, whether one or more, and whether the same includes lessors, sublessors, or both, the "Landlord") under the Mortgaged Lease are not in default under any of the terms or provisions thereof on the part of the Landlord to be observed or performed.

10.2            Covenants

.  Grantor further covenants and agrees as follows:

(a)                Grantor will promptly and faithfully observe, perform, and comply with all the terms, covenants, and provisions of the Mortgaged Lease on Grantor's part to be observed, performed, and complied with, at the times set forth in the Mortgaged Lease if such failure would reasonably be expected to cause a Material Adverse Event.

Leasehold Deed of Trust                                                         17

(b)                Grantor will not permit, suffer, or refrain from doing anything, as a result of which, there could be a material default under or material breach of any of the terms of the Mortgaged Lease.

(c)                Grantor will not cancel, surrender, modify, amend, or in any way alter or permit the alteration of any of the terms of the Mortgaged Lease without Beneficiary's consent, which consent shall not be unreasonably withheld or delayed.

(d)                Grantor will give Beneficiary immediate notice of any default by any party to the Mortgaged Lease and will promptly deliver to Beneficiary copies of each notice of default and all other notices, communications, plans, specifications, and other similar instruments received or delivered by Grantor in connection with the Mortgaged Lease.

(e)                Grantor will furnish to Beneficiary such information and evidence as Beneficiary may reasonably require concerning Grantor's due observance, performance, and compliance with the terms, covenants, and provisions of the Mortgaged Lease.

10.3            Right of Beneficiary to Perform

.  In the event of any default by Grantor in the performance of any of its obligations under the Mortgaged Lease, including, without limitation, any default in the payment of rent and other charges and impositions made payable by the tenant thereunder, then, in each and every case, Beneficiary may, at its option and without notice, cause the default or defaults to be remedied and otherwise exercise any and all of the rights of Grantor thereunder in the name of and on behalf of Grantor. Grantor shall, on demand, reimburse Beneficiary for all advances made and expenses incurred by Beneficiary in curing any such default (including, without limitation, reasonable attorneys' fees), together with interest thereon at the maximum legal rate set forth in the Loan Agreement from the date of payment by Beneficiary, and such reimbursement shall be immediately due and payable by Grantor to Beneficiary, and until paid shall be added to and become a part of the Obligation and shall be secured by this Deed of Trust.

10.4            Term of Mortgaged Lease

.  Grantor shall give Beneficiary notice of its intention to exercise each and every option to extend the term of the Mortgaged Lease, at least twenty (20) but not more than sixty (60) days prior to the expiration of the time to exercise such option under the terms thereof. If Grantor intends to extend the term of the Mortgaged Lease, Grantor shall deliver to Beneficiary with the notice of such decision, a copy of the notice of extension delivered to the Landlord thereunder. If Grantor does not intend to extend the term of the Mortgaged Lease, Beneficiary may, at its option, exercise the option to extend in the name and on behalf of Grantor. In any event, Grantor hereby appoints Beneficiary its attorney-in-fact to execute and deliver, for and in the name of Grantor, all instruments and agreements necessary under the Mortgaged Lease or otherwise to cause any extension of the term thereof. This power, being coupled with an interest, shall be irrevocable as long as any part of the Obligation remains unpaid.  If the Mortgaged Lease is cancelled or terminated, and if Beneficiary or its nominee shall acquire an interest in any new lease of the property demised thereby, Grantor shall have no right, title, or interest in or to the new lease or the leasehold estate created by such new lease.

10.5            No Merger of Estates

Leasehold Deed of Trust                                                         18

.  It is hereby agreed that the fee title and the leasehold estate in the property demised by the Mortgaged Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of said estates in either the Landlord thereunder, Grantor, or a third party, whether by purchase or otherwise. If Grantor acquires the fee title or any other estate, title, or interest in the property demised by the Mortgaged Lease, or any part thereof, the lien of this Deed of Trust shall attach to, cover, and be a lien upon such acquired estate, title, or interest, and same shall thereupon be and become a part of the Mortgaged Property with the same force and effect as if specifically encumbered herein. Grantor agrees to execute all instruments and documents which Beneficiary may reasonably require to ratify, confirm, and further evidence Beneficiary's lien on the acquired estate, title, or interest. Furthermore, Grantor hereby appoints Beneficiary its true and lawful attorney-in-fact to execute and deliver all such instruments and documents in the name and on behalf of Grantor. This power, being coupled with an interest, shall be irrevocable as long as the Indebtedness remains unpaid.

10.6            Estoppel Certificates

.  Grantor shall use its commercially reasonable efforts to obtain and deliver to Beneficiary within twenty (20) days after written demand by Beneficiary, an estoppel certificate from the Landlord under the Mortgaged Lease setting forth (i) the name of the Landlord thereunder, (ii) that the Mortgaged Lease has not been modified or, if it has been modified, the date of each modification (together with copies of each such modification), (iii) the basic rent payable under the Mortgaged Lease, (iv) the date to which all rental charges have been paid by the tenant under the Mortgaged Lease, and (v) whether there are any alleged defaults of the tenant under the Mortgaged Lease and, if there are, setting forth the nature thereof in reasonable detail.

10.7            Anti-Assignment Provisions

.  Notwithstanding anything to the contrary herein, this Deed of Trust shall not constitute an assignment of the Mortgaged Lease within the meaning of any provision thereof prohibiting its assignment, and Beneficiary shall have no liability or obligation thereunder by reason of its acceptance of this Deed of Trust. Beneficiary shall be liable for the obligations of the tenant arising under the Mortgaged Lease for only that period of time which Beneficiary is in possession of the Mortgaged Property or has acquired, by foreclosure or otherwise, and is holding all of Grantor's right, title, and interest therein.

SECTION 11.      MISCELLANEOUS.

11.1            Survival of Obligations

.  All covenants, agreements, representations, and warranties made by Grantor in this Deed of Trust and the other Loan Documents, including without limitation, any certificates or other documents or instruments delivered in connection herewith, shall survive the execution and delivery of this Deed of Trust and the other Loan Documents.  The obligations and provisions of all indemnities from Grantor to Beneficiary contained herein or in any of the Loan Documents shall continue and remain in full force and effect after the Indebtedness of Grantor have been paid or discharged in full and shall survive the termination of this Deed of Trust and the repayment of the Indebtedness.

11.2            Covenants Running with the Land

.  All obligations contained in this Deed of Trust are intended by the parties to be and shall be construed as covenants running with the Land.

11.3            Recording and Filing

Leasehold Deed of Trust                                                         19

.  Grantor will cause the Loan Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re‑recorded, and refiled in such manner and in such places as the Trustee or Beneficiary shall reasonably request and will pay all such recording, filing, re‑recording and refiling, taxes, fees, and other charges.

11.4            Notices

.  Any notice, request, or other communication required or permitted to be given hereunder shall be given at the addresses and in accordance with the notice provisions set forth in Section 8 of the Loan Agreement.

11.5            No Waiver

.  Any failure by the Trustee or Beneficiary to insist, or any election by the Trustee or Beneficiary, not to insist, upon strict performance by Grantor of any of the terms, provisions, or conditions of this Deed of Trust shall not be deemed to be a waiver of the same or of any other term, provision, or condition thereof, and the Trustee or Beneficiary shall have the right at any time or times thereafter to insist upon strict performance by Grantor of any and all of such terms, provisions, and conditions.

11.6            Beneficiary's Right to Pay Indebtedness or Perform Obligations

.  If any obligated party shall fail, refuse, or neglect to make any required payment on the Indebtedness or if Grantor fails, refuses, or neglects to perform any of its obligations under this Deed of Trust,  then in each case, at any time thereafter and without notice to or demand upon Grantor, or any other party, and without waiving or releasing any other right, remedy, or recourse Beneficiary may have because of the same, Beneficiary may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Grantor and shall have the right to enter upon the Mortgaged Property for such purpose and to take all such action thereon with respect to the Mortgaged Property as it reasonably may deem necessary or appropriate.  Grantor shall be obligated to repay Beneficiary for all sums advanced by it pursuant to this Section 11.6 and shall indemnify and hold Beneficiary harmless from and against any and all loss, cost, expense, liability, damage, and claims and causes of action, including reasonable attorneys' fees (except such as result from the gross negligence, willful misconduct, violation of Law or fraud of Beneficiary, the Trustee or each of their respective agents, successors, assigns, subsidiaries, directors, officers, employees, representatives, parents or attorneys), incurred or accruing by any acts performed by Beneficiary pursuant to the provisions of this Section 11.6 or by reason of any other provision of the Loan Documents.  All sums paid by Beneficiary pursuant to this Section 11.6 and all other sums extended by Beneficiary to which it shall be entitled to be indemnified, together with interest thereon at the Default Rate from the date of such payment or expenditure, shall constitute additions to the Indebtedness, shall be secured by the Security Documents and shall be paid by Grantor to Beneficiary upon demand in accordance with the terms of the Loan Agreement.

11.7            Limitation on Effectiveness of Lien

Leasehold Deed of Trust                                                         20

.  It is the intention of Grantor and Beneficiary that the amount of the Indebtedness secured by this Deed of Trust shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer or similar Laws applicable as to Grantor.  Accordingly, notwithstanding anything to the contrary contained in this Deed of Trust or any other agreement or instrument executed in connection with the payment of any of the Indebtedness, the amount of the Indebtedness secured by this Deed of Trust shall be limited to that amount which after giving effect thereto would not (a) render Grantor insolvent, (b) result in the fair saleable value of the assets of Grantor being less than the amount required to pay its debts and other liabilities (including contingent liabilities) as they mature, or (c) leave Grantor with unreasonably small capital to carry out its business as now conducted and as proposed to be conducted, including its capital needs, as such concepts described in (a), (b) and (c) herein are determined under applicable Law, if the obligations of Grantor hereunder would otherwise be set aside, terminated, annulled or avoided for such reason by a court of competent jurisdiction in a proceeding actually pending before such court.

11.8            Governing Law

.  This Deed of Trust must be construed, and its performance enforced, under Texas law.

11.9            Multiple Counterparts and Facsimile Signatures

.  This Deed of Trust may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.  All counterparts must be construed together to constitute one and the same instrument.  This Deed of Trust may be transmitted and signed by facsimile and shall have the same effect as manually-signed originals and shall be binding on all parties.

11.10        Arbitration; Waiver of Jury Trial.

(a)                 This Section 11.10 concerns the resolution of any controversies or claims between the parties, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to (i) this Deed of Trust, or (ii) any Loan Document (collectively a "Claim").  For the purposes of this arbitration provision only, the term "parties" shall include any parent corporation, subsidiary or Affiliate of Beneficiary involved in the servicing, management or administration of any obligation described or evidenced by this Deed of Trust.

(b)                At the request of any party to this Deed of Trust, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the "Act").  The Act will apply even though this Deed of Trust provides that it is governed by the law of a specified state.

(c)                Arbitration proceedings will be determined in accordance with the Act, the applicable rules and procedures for the arbitration of disputes of JAMS or any successor thereof ("JAMS"), and the terms of this Section 11.10.  In the event of any inconsistency, the terms of this Section shall control.

(d)                The arbitration shall be administered by JAMS and conducted, unless otherwise required by law, in any U.S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in the state specified in the governing law section of this Deed of Trust.  All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million Dollars ($5,000,000), upon the request of any party, the Claims shall be decided by three arbitrators.  All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing.  However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days.  The arbitrator(s) shall provide a concise written statement of reasons for the award.  The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

Leasehold Deed of Trust                                                         21

(e)                The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit.  Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s).  The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this Deed of Trust.

(f)                 This Section 11.10 does not limit the right of any party to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

(g)                The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitration.

(h)                By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim.  Furthermore, without intending in any way to limit this Deed of Trust to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim.  This provision is a material inducement for the parties entering into this Deed of Trust.

11.11        Entirety

.  THIS LEASEHOLD DEED OF TRUST, THE LOAN AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature and acknowledgement appear on the next page.]

Leasehold Deed of Trust                                                         22

IN WITNESS WHEREOF, Grantor has executed this Deed of Trust as of the date first set out above.

                                                                        GRANTOR:

                                                                        TOR MINERALS INTERNATIONAL, INC.,

                                                                        a Delaware corporation

                        By:

                                                Richard L. Bowers, President and

Chief Executive Officer

 STATE OF TEXAS                              §

§

COUNTY OF _______________        §

This instrument was acknowledged before me on December ___, 2005, by Richard L. Bowers, President and Chief Executive Officer of Tor Minerals International, Inc., a Delaware corporation, on behalf of said corporation.

                                                                               NOTARY PUBLIC IN AND FOR THE

                                                                               STATE OF TEXAS

AFTER RECORDING PLEASE RETURN TO:

Porter & Hedges, L.L.P.
1000 Main Street, 36th Floor
Houston, Texas 77002

Attn: Nick H. Sorensen

ATTACHMENTS:

Exhibit A - Property Description

Exhibit B - Permitted Encumbrances

Signature and Acknowledgment Page to Leasehold Deed of Trust, Security Agreement

and UCC Financing Statement for Fixture Filing